Plexus Announces Fiscal Second Quarter 2017 Financial Results

•	Fiscal second quarter 2017 revenue of $604 million

•	GAAP diluted EPS of $0.84

•	Initiates fiscal third quarter 2017 revenue guidance of $595 to $625 million with GAAP diluted EPS of $0.68 to $0.76

NEENAH, WI – April 19, 2017 – Plexus (NASDAQ: PLXS) today announced financial results for its fiscal second quarter ended April 1, 2017, and guidance for its fiscal third quarter ending July 1, 2017.

	Three Months Ended
	Apr 1, 2017	Apr 1, 2017	Jul 1, 2017
	Q2F17 Results	Q2F17 Guidance	Q3F17 Guidance
Summary GAAP Items
Revenue (in millions)	$604	$620 to $650	$595 to $625
Operating margin	5.4%	4.9% to 5.2%	4.8% to 5.2%
Diluted EPS (1)	$0.84	$0.71 to $0.79	$0.68 to $0.76

Summary Non-GAAP Items (2)
Return on Invested Capital (ROIC)	16.8%
Economic Return	6.3%
(1)	Includes stock-based compensation expense of $0.13 for Q2F17 results and $0.13 for Q3F17 guidance.
(2)
Refer to Non-GAAP Supplemental Information in Tables 1 and 2 for non-GAAP financial measures discussed in this release, such as ROIC and Economic Return, and a reconciliation of these measures to GAAP.

Fiscal Second Quarter 2017 Information

•	Won 26 Manufacturing Solutions programs during the quarter representing approximately $202 million in annualized revenue when fully ramped into production

•	Trailing four quarter Manufacturing Solutions wins total approximately $813 million in annualized revenue

•	Purchased $6.8 million of our shares at an average price of $55.61 per share

Todd Kelsey, President and CEO, commented, “We delivered GAAP diluted EPS of $0.84, $0.05 above the top end of our guidance range. Robust productivity improvements, favorable product mix, and exceptional engineering solutions performance all contributed. We delivered solid earnings despite weaker than anticipated sales within our Communications market sector, resulting in revenue of $604 million.”

Mr. Kelsey continued, “Looking ahead to the fiscal third quarter, we currently expect that continued end-market weakness within our Communications market sector and a demand reset with a large Industrial/Commercial customer will offset meaningful growth within the remainder of our business. As a result, we are guiding revenue in the range of $595 million to $625 million. When coupled with anticipated operating margin performance at the high end of our target range, we expect fiscal third quarter 2017 GAAP diluted EPS to be in the range of $0.68 to $0.76.”

Patrick Jermain, Senior Vice President and CFO, commented, “During the fiscal second quarter, we further improved our operating performance, delivering GAAP operating margin of 5.4%. We believe our strong operating performance over the last several quarters will continue and are guiding GAAP operating margin in the range of 4.8% to 5.2% for the fiscal third quarter.”

Mr. Jermain continued, “Return on Invested Capital was 16.8% for the fiscal second quarter, 630 basis points above our weighted average cost of capital. We were pleased to generate this level of return given the challenging revenue environment, which negatively impacted our cash cycle days. While accounts receivable days sequentially improved, inventory days increased significantly, primarily due to lower than anticipated revenue and increased inventory to support ramping new programs. Prudent management of capital expenditures during the quarter offset higher working capital, resulting in a similar level of invested capital to the prior quarter. Through the first six months of fiscal 2017, we have exceeded our cash flow expectations by delivering more than $90 million in free cash flow.”

Mr. Kelsey concluded, “While we are mindful of the near-term revenue challenges, we remain confident in our longer term outlook for achieving meaningful growth. Our funnel of qualified manufacturing opportunities reached a record of $3 billion this quarter and our wins in both manufacturing and engineering continue to exceed our goals as we gain share with key customers and grow our underlying business.”

Quarterly Comparison	Three Months Ended
	Apr 1, 2017	Dec 31, 2016	Apr 2, 2016
(in thousands, except EPS)	Q2F17	Q1F17	Q2F16
Revenue	$604,349	$635,019	$618,660
Gross profit	$63,800	$64,356	$53,272
Operating profit	$32,571	$33,903	$23,346
Net income	$29,295	$28,179	$16,787
Diluted EPS	$0.84	$0.82	$0.50
Adjusted net income*	$29,295	$28,179	$18,704
Adjusted diluted EPS*	$0.84	$0.82	$0.55

Gross margin	10.6%	10.1%	8.6%
Operating margin	5.4%	5.3%	3.8%
Adjusted operating margin*	5.4%	5.3%	4.1%

ROIC*	16.8%	17.3%	11.6%
Economic Return*	6.3%	6.8%	0.6%
*Refer to Non-GAAP Supplemental Information Tables 1 and 2 for a reconciliation to GAAP measures.

Non-GAAP Financial Measures
Plexus provides non-GAAP supplemental information, such as ROIC, Economic Return, and free cash flow, because such measures are used for internal management goals and decision making, and because they provide management and investors additional insight into financial performance. In addition, management uses these and other non-GAAP measures, such as adjusted net income and adjusted operating margin, to provide a better understanding of core performance for purposes of period-to-period comparisons. Plexus believes that these measures are also useful to investors because they provide further insight by eliminating the effect of items that are not reflective of continuing operations. For a full reconciliation of non-GAAP measures to comparable GAAP measures, please refer to Non-GAAP Supplemental Information and the attached Non-GAAP Supplemental Information Tables.

Business Segment and Market Sector Revenue
The Company measures operational performance and allocates resources on a geographic segment basis. Plexus also reports revenue based on the market sector breakout set forth in the table below, which reflects the Company’s global market sector focused business development strategy. Top 10 customers comprised 54% of revenue during the quarter, down six percentage points from the fiscal first quarter of 2017.

Business Segments ($ in millions)	Three Months Ended
	Apr 1, 2017 Q2F17	Dec 31, 2016 Q1F17	Apr 2, 2016 Q2F16
Americas	$272	$315	$330
Asia-Pacific	310	310	271
Europe, Middle East, and Africa	44	39	44
Elimination of inter-segment sales	(22)	(29)	(26)
Total Revenue	$604	$635	$619

Market Sectors ($ in millions)	Three Months Ended
	Apr 1, 2017 Q2F17		Dec 31, 2016 Q1F17		Apr 2, 2016 Q2F16
Healthcare/Life Sciences	$205	34%	$211	33%	$190	31%
Industrial/Commercial	192	32%	206	32%	169	27%
Communications	108	18%	131	21%	157	25%
Defense/Security/Aerospace	99	16%	87	14%	103	17%
Total Revenue	$604		$635		$619

Non-GAAP Supplemental Information

ROIC and Economic Return
ROIC for the fiscal second quarter of 2017 was 16.8%. The Company defines ROIC as tax-effected annualized adjusted operating profit divided by average invested capital over a three-quarter period for the second quarter. Invested capital is defined as equity plus debt, less cash and cash equivalents. The Company’s weighted average cost of capital for fiscal 2017 is 10.5%. ROIC for the quarter less the Company’s weighted average cost of capital resulted in an Economic Return of 6.3%.

Free Cash Flow Calculation
The Company defines free cash flow as cash flows provided by operations less capital expenditures. For the three months ended April 1, 2017, cash flows provided by operations was $26.2 million, less capital expenditures of $7.7 million, resulting in free cash flow of $18.5 million. For the six months ended April 1, 2017, cash flows provided by operations was $105.6 million, less capital expenditures of $14.6 million, resulting in free cash flow of $91.0 million.

Cash Cycle Days	Three Months Ended
	Apr 1, 2017 Q2F17	Dec 31, 2016 Q1F17	Apr 2, 2016 Q2F16
Days in Accounts Receivable	48	49	48
Days in Inventory	103	90	91
Days in Accounts Payable	(64)	(60)	(62)
Days in Cash Deposits	(14)	(13)	(11)
Annualized Cash Cycle Days*	73	66	66
*We calculate cash cycle days as the sum of days in accounts receivable and days in inventory, less days in accounts payable and days in cash deposits.

Conference Call and Webcast Information

What:	Plexus Fiscal Q2 2017 Earnings Conference Call and Webcast
When:	Thursday, April 20, 2017 at 8:30 a.m. Eastern Time
Where:
Participants are encouraged to join the live webcast at the investor relations section of the Plexus website, www.plexus.com, or directly at: http://edge.media-server.com/m/p/756xeit2/lan/en

Conference call at +1.800.708.4540 with passcode: 44538872

Replay:	The webcast will be archived on the Plexus website and available via telephone replay at +1.888.843.7419 or +1.630.652.3042 with passcode: 44538872

Investor and Media Contact
Susan Hanson
+1.920.751.5491
susan.hanson@plexus.com

About Plexus – The Product Realization Company
Plexus (www.plexus.com) delivers optimized Product Realization solutions through a unique Product Realization Value Stream service model. This customer-focused services model seamlessly integrates innovative product conceptualization, design, commercialization, manufacturing, fulfillment and sustaining services to deliver comprehensive end-to-end solutions for customers in the America, European and Asia-Pacific regions.

Plexus is the industry leader in servicing mid-to-low volume, higher complexity customer programs characterized by unique flexibility, technology, quality and regulatory requirements. Award-winning customer service is provided to over 140 branded product companies in the Healthcare/Life Sciences, Industrial/Commercial, Communications and Defense/Security/Aerospace market sectors.

Safe Harbor and Fair Disclosure Statement
The statements contained in this press release that are guidance or which are not historical facts (such as statements in the future tense and statements including believe, expect, intend, plan, anticipate, goal, target and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include, but are not limited to: the risk of customer delays, changes, cancellations or forecast inaccuracies in both ongoing and new programs; the lack of visibility of future orders, particularly in view of changing economic conditions; the economic performance of the industries, sectors and customers we serve; the effects of the volume of revenue from certain sectors or programs on our margins in particular periods; our ability to secure new customers, maintain our current customer base and deliver product on a timely basis; the particular risks relative to new or recent customers, programs or services, which risks include customer and other delays, start-up costs, potential inability to execute, the establishment of appropriate terms of agreements, and the lack of a track record of order volume and timing; the risks of concentration of work for certain customers; the effect of start-up costs of new programs and facilities; possible unexpected costs and operating disruption in transitioning programs, including as a result of a facility closure; the risk that new program wins and/or customer demand may not result in the expected revenue or profitability; the fact that customer orders may not lead to long-term relationships; our ability to manage successfully and execute a complex business model characterized by high product mix, low volumes and demanding quality, regulatory, and other requirements; the ability to realize anticipated savings from restructuring or similar actions, as well as the adequacy of related charges as compared to actual expenses; increasing regulatory and compliance requirements; the potential effects of regional results on our taxes and ability to use deferred tax assets and net operating losses; risks related to information technology systems and data security; the effects of shortages and delays in obtaining components as a result of economic cycles or natural disasters; the risks associated with excess and obsolete inventory, including the risk that inventory purchased on behalf of our customers may not be consumed or otherwise paid for by the customer, resulting in an inventory write-off; the weakness of areas of the global economy; the effect of changes in the pricing and margins of products; raw materials and component cost fluctuations; the potential effect of fluctuations in the value of the currencies in which we transact business; the effects of changes in economic conditions, political conditions, trade protection measures, and tax matters in the United States and in the other countries in which we do business (including as a result of the United Kingdom's pending exit from the European Union); the potential effect of other world or local events or other events outside our control (such as changes in energy prices, terrorism and weather events); the impact of increased competition; changes in financial accounting standards; and other risks detailed in our Securities and Exchange Commission filings (particularly in "Risk Factors" in our fiscal 2016 Form 10-K).

PLEXUS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	Apr 1,	Apr 2,	Apr 1,	Apr 2,
	2017	2016	2017	2016
Net sales	$604,349	$618,660	$1,239,368	$1,235,324
Cost of sales	540,549	565,388	1,111,212	1,131,993
Gross profit	63,800	53,272	128,156	103,331
Selling and administrative expenses	31,229	28,009	61,682	55,037
Restructuring and other charges	—	1,917	—	3,424
Operating income	32,571	23,346	66,474	44,870
Other income (expense):
Interest expense	(3,262)	(3,674)	(6,536)	(7,208)
Interest income	1,185	1,015	2,256	1,947
Miscellaneous	1,925	(1,128)	1,251	(2,748)
Income before income taxes	32,419	19,559	63,445	36,861
Income tax expense	3,124	2,772	5,971	5,626
Net income	$29,295	$16,787	$57,474	$31,235
Earnings per share:
Basic	$0.87	$0.50	$1.71	$0.94
Diluted	$0.84	$0.50	$1.66	$0.92
Weighted average shares outstanding:
Basic	33,703	33,319	33,619	33,368
Diluted	34,702	33,834	34,631	33,957

PLEXUS
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	Apr 1,	Oct 1,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$524,520	$432,964
Restricted cash	458	—
Accounts receivable	320,495	416,888
Inventories	609,709	564,131
Prepaid expenses and other	25,130	19,364
Total current assets	1,480,312	1,433,347
Property, plant and equipment, net	282,827	291,225
Deferred income taxes	4,733	4,834
Other	36,475	36,413
Total non-current assets	324,035	332,472
Total assets	$1,804,347	$1,765,819

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$92,623	$78,507
Accounts payable	382,312	397,200
Customer deposits	83,544	84,637
Accrued salaries and wages	38,373	41,806
Other accrued liabilities	44,584	48,286
Total current liabilities	641,436	650,436
Long-term debt and capital lease obligations, net of current portion	185,638	184,002
Other liabilities	15,835	14,584
Total non-current liabilities	201,473	198,586
Total liabilities	842,909	849,022
Shareholders’ equity:
Common stock, $.01 par value, 200,000 shares authorized,
51,818 and 51,272 shares issued, respectively,
and 33,735 and 33,457 shares outstanding, respectively	518	513
Additional paid-in-capital	542,705	530,647
Common stock held in treasury, at cost, 18,083 and 17,815, respectively	(553,874)	(539,968)
Retained earnings	994,618	937,144
Accumulated other comprehensive loss	(22,529)	(11,539)
Total shareholders’ equity	961,438	916,797
Total liabilities and shareholders’ equity	$1,804,347	$1,765,819

PLEXUS
NON-GAAP SUPPLEMENTAL INFORMATION TABLE 1
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	Apr 1,	Dec 31,	Apr 2,
	2017	2016	2016
Operating profit, as reported	$32,571	$33,903	$23,346
Operating margin, as reported	5.4%	5.3%	3.8%

Non-GAAP adjustments:
Restructuring and other charges*	—	—	1,917
Adjusted operating profit	$32,571	$33,903	$25,263
Adjusted operating margin	5.4%	5.3%	4.1%

Net income	$29,295	$28,179	$16,787

Non-GAAP adjustments:
Restructuring and other charges*	—	—	1,917
Adjusted net income	$29,295	$28,179	$18,704

Diluted earnings per share	$0.84	$0.82	$0.50

Non-GAAP adjustments:
Restructuring and other charges*	—	—	0.05
Adjusted diluted earnings per share	$0.84	$0.82	$0.55

*Summary of restructuring and other charges
Employee termination and severance costs	$—	$—	$1,656
Other exit costs	—	—	261
Total restructuring and other charges	$—	$—	$1,917

PLEXUS
NON-GAAP SUPPLEMENTAL INFORMATION Table 2
(in thousands)
(unaudited)

ROIC and Economic Return Calculations	Six Months Ended		Three Months Ended		Six Months Ended
	Apr 1,		Dec 31,		Apr 2,
	2017		2016		2016
Operating profit, as reported		$66,474		$33,903		$44,870
Restructuring and other charges	+	—	+	—	+	3,424
Adjusted operating profit		$66,474		$33,903		$48,294
	x	2	x	4	x	2

Annualized adjusted operating profit		$132,948		$135,612		$96,588
Tax rate	x	9%	x	8%	x	11%
Tax impact		11,965		10,849		10,625
Adjusted operating profit (tax effected)		$120,983		$124,763		$85,963

Average invested capital	÷	$718,524	÷	$720,197	÷	$743,112

ROIC		16.8%		17.3%		11.6%
Weighted average cost of capital	-	10.5%	-	10.5%	-	11.0%
Economic return		6.3%		6.8%		0.6%

	Three Months Ended
Average Invested Capital	Apr 1,	Dec 31,	Oct 1,	Jul 2,	Apr 2,	Jan 2,	Oct 3,
Calculations	2017	2016	2016	2016	2016	2016	2015
Equity	$961,438	$927,542	$916,797	$895,175	$871,111	$850,794	$842,272
Plus:
Debt - current	92,623	78,879	78,507	78,279	2,300	2,864	3,513
Debt - long-term	185,638	184,136	184,002	184,479	259,565	259,289	259,257
Less:
Cash and cash equivalents	(524,520)	(496,505)	(432,964)	(433,679)	(409,796)	(354,728)	(357,106)
	$715,179	$694,052	$746,342	$724,254	$723,180	$758,219	$747,936